UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2020

Sterling Bancorp

(Exact name of registrant as specified in its charter)

Delaware	001-35385	80-0091851
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Two Blue Hill Plaza, Second Floor, Pearl River, New York	10965
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (845) 369-8040

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	STL	New York Stock Exchange
Depositary Shares, each representing 1/40th interest in a share of 6.50% Non-cumulative Perpetual Preferred Stock, Series A	STLPRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On September 23, 2020, Sterling Bancorp (the “Company”), the parent company of Sterling National Bank (the “Bank”), issued a press release announcing that it completed two loan portfolio sales including the remaining balance of its small business commercial transportation loans and the majority of its residential mortgage non-performing loans. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Executive Officer Short-Term and Long-Term Incentive Plans. On September 23, 2020, the Board of Directors (the “Board”) of Sterling Bancorp (the “Company”), upon the recommendation of the Compensation Committee of the Board (the “Committee”), approved additions to the Company’s Executive Officer Short-Term Incentive Plan (the “STI Plan”) for the 2020 fiscal year and award changes for the next 2021-2023 three-year performance period under the Long-Term Incentive Plan (the “LTI Plan,” and together with the STI Plan, the “Plans”), in order to recognize strong performance prior to the COVID-19 pandemic and efforts during the COVID-19 pandemic, ensure sustained engagement of key executives and drive long-term business results.

The Plans are key elements of the Company’s executive compensation program as they provide cash and equity-based compensation that support the Company’s goal of aligning management’s and stockholders’ interests and recruiting and retaining key personnel. The terms of awards under the STI Plan and LTI Plan have not historically materially differed year over year and are disclosed annually in the Company’s Proxy Statements. In setting awards under the Plans, the Committee considers a combination of corporate, business unit and individual performance factors.

The STI Plan provides annual cash-based incentive opportunities (defined as a percentage of base salary) established by the Committee for each position based on role, responsibilities and market practice and includes the participation of officers with the title of Senior Vice President and above. Potential STI Plan awards typically range from 50% of target for threshold performance to a cap of 150% of target for maximum performance. Historically, the primary financial metrics used under the STI Plan were diluted earnings per share available to common stockholders, as adjusted (“EPS”) and return on average tangible assets, as adjusted (“ROATA”).

Like many businesses, the Company has been significantly impacted by the COVID-19 pandemic, and management has incorporated what it believes to be realistic, reasonable estimated loss provisions for the anticipated annual impact. Further, the implementation of Accounting Standards Update (“ASU”) 2016-13 “ASU 2016-13 Financial Instruments - Credit Losses (Topic ASC 326): Measurement of Credit Losses on Financial Instruments”, otherwise known as the current expected credit loss standard (“CECL” or the “CECL Standard”) has compounded the volatility in loss provisions created by COVID-19. In light of such circumstances, on September 23, 2020, the Board approved two additional performance metrics under the STI Plan tied to the Company’s pre-provision net revenue less net charge-offs for the year ending December 31, 2020 (“PPNR”) and PPNR return on average tangible assets (“PPNR ROA”). The Company believes that PPNR and PPNR ROA are appropriate alternative performance metrics for 2020 as they measure the Company’s ability to generate pre-tax earnings excluding the impact of provision expense, both of which have been materially impacted by the unanticipated effects of the COVID-19 pandemic. PPNR and PPNR ROA are also metrics that should allow for a more accurate comparison of the Company’s performance for 2020 against its peers as institutions will likely take different approaches to addressing the impact of the challenging economic environment associated with COVID-19 on their loan portfolio and operations. As a result of the addition of the PPNR and PPNR ROA performance metrics, participants in the STI Plan may earn a cash incentive payout under the STI Plan based on the larger of the following:

•	Original STI Plan Metrics – A payout based on the STI Plan’s original performance metrics of EPS and ROATA. Consistent with prior years, pursuant to the original STI Plan for fiscal year 2020, each participant in the STI Plan can earn an award expressed as a percentage of his or her base salary based 50% on EPS and 50% on ROATA. At maximum performance, a participant could earn up to 150% of target level payouts. Neither of these goals have been modified by the Board. As a result of increased provision expense due to the COVID-19 pandemic, the Company currently does not anticipate that any portion of the payouts under the STI Plan tied to the Company’s EPS or ROATA will be earned for 2020; or

•	September 23, 2020 STI Plan Modification – A payout based on the new performance metrics of PPNR and PPNR ROA. Each participant in the STI Plan can earn an award expressed as a percentage of his or her base salary based on each of PPNR and PPNR ROA, weighted equally. Payouts for participants, including the named executive officers, based on the PPNR and PPNR ROA metrics established by the Board on September 23, 2020 will be between 50% and 100% of their targeted payouts under the STI Plan at target and maximum performance levels. The Company is intentionally lowering the maximum target (as compared to the maximum target of 150% in the original STI Plan metrics) in recognition of these being alternative metrics in an unprecedented year. Based on the Company’s performance year to date, the Company anticipates that participants will not reach 100% payout for PPNR and PPNR ROA performance metrics.

The LTI Plan provides equity-based compensation that supports the Company’s goals to provide performance-based compensation that is aligned with the Company’s stockholders’ interests and serves as a long-term retention tool for high performing executives. The LTI Plan targets 75% of an award in performance shares (“Performance Award”) and 25% of an award in time-vested stock (“Time Award”).

The Performance Award has historically provided for the grant of annual performance shares that vest based on 3-year adjusted ROATA and 3-year adjusted EPS growth compared to the KBW Regional Bank Index, and the Time Award is granted based on the Committee’s consideration of the Company’s and the individual’s performance for the prior year (i.e., performance for 2019 is considered for the 2020 Time Award). Both the Performance Award and the Time Award are typically granted to applicable participants in the first quarter of the following year (i.e., 2020 awards would be granted in the first quarter of 2021). However, as a result of the significant impact to the Company from the effects of the COVID-19 pandemic, particularly to the Company’s stock price, the Board has determined to issue 25% of the 2020 long-term incentive award to applicable participants in October of 2020. For Senior Executives, the award will be granted as performance shares; remaining recipients will receive shares as restricted stock units. These early grant Performance Awards will have the same performance period and vesting schedule as those remaining Performance Awards granted in the first quarter of 2021. With the decrease in the Company’s stock price resulting from the continuing effects of the COVID-19 pandemic, the Board believes this early grant will help to achieve the important goals of retaining and motivating key employees in the face of unprecedented uncertainty and increased workload created by COVID-19.

Except as modified by the addition of the PPNR and PPNR ROA performance metrics and the related payout levels for the STI Plan and the timing of the grant for 25% of the Performance Award for the LTI Plan, awards under the STI Plan and the LTI Plan remain unchanged.

Item 9.01	Financial Statements and Exhibits

(d)       Exhibits.

Exhibit No.	Description
99.1	Press Release, dated September 23, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

STERLING BANCORP

Date: September 24, 2020	By:	/s/ Luis Massiani
Luis Massiani
Senior Executive Vice President and Chief Financial Officer